Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged American General Floating Rate Trust Certificates, Series 2003-1
*CUSIP:        76027YAA2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 15, 2004.

INTEREST ACCOUNT
----------------
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Balance as of          January 15, 2004.....                                                          $0.00
         Swap Receipt Amount.....                                                                $53,841.67
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00

LESS:
         Swap Distribution Amount.....                                                               -$0.00
         Distribution to Holders.....                                                           -$53,841.67
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of         April 15, 2004.....                                                             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         January 15, 2004.....                                                           $0.00
         Scheduled principal payment received on securities.....                                      $0.00

LESS:
       Distribution to Holders.....                                                                  -$0.00
Balance as of         April 15, 2004.....                                                             $0.00


                UNDERLYING SECURITIES HELD AS OF April 15, 2004

           Principal
            Amount                       Title of Security
           ---------                     -----------------
          $15,000,000       American General Corporation 7-1/2% Notes due July 15, 2025
                            *CUSIP:    026351AU0

                     CREDIT SUPPORT HELD AS OF  April 15, 2004

           Notional
            Amount                        Title of Security
           ---------                      -----------------
           $15,000,000       Swap Agreement Dated as of July 2, 2003
                             between the Trust and Lehman Brothers Derivative Products Inc.

U.S. Bank Trust National Association, as Trustee

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*The Trustee shall not be held responsible for the selection or use of the
CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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